Exhibit 5.1

  [BAKER DONELSON LETTERHEAD]

November 21, 2017

Old Line Bancshares, Inc.
1525 Pointer Ridge Place
Bowie, Maryland 20716

Re:
Old Line Bancshares, Inc. - Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Old Line Bancshares, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to 5,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger by and between the Company and Bay Bancorp, Inc., dated as of September 27, 2017 (the “Merger Agreement”).

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, (iii) the Company’s Articles of Incorporation, as amended or supplemented from time to time (collectively, the “Charter”), (iv) the Company’s Amended and Restated Bylaws, as amended to date (the “Bylaws”), (v) certified copies of the resolutions of the Board of Directors of the Company relating to the Merger, the Merger Agreement, the Registration Statement and the issuance of the Shares thereunder (the “Resolutions”), (vi) a good standing certificate for the Company issued as of a recent date by the Maryland State Department of Assessments and Taxation, (vii) a Certificate of the Company executed by the President and Chief Executive Officer of the Company dated November 21, 2017 (the “Certificate”), and (viii) such other statutes, certificates, instruments and documents as we have deemed necessary or advisable for the purpose of rendering the opinion set forth herein.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, that the persons identified as officers are actually serving as such and that any certificates representing the Shares are properly executed by one or more such persons, the conformity with originals of all documents submitted to us as certified, photostatic or facsimile copies or portable document file (“pdf”) or other electronic image format copies (and the authenticity of the originals of such copies), the enforceability against each of the parties thereto of the Merger Agreement, that there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise, that all documents submitted to us and public records we reviewed or relied upon are accurate and complete, and that the Charter, the Bylaws and the Resolutions will not have been amended or rescinded after the date of effectiveness of the Registration Statement but prior to the time that the Merger is effective and the Shares are issued and the Resolutions are and will be at such time in full force and effect.

We have also assumed that (i) the Registration Statement and any amendment thereto will have become effective and will remain effective at the time of the issuance of the Shares thereunder, (ii) the joint proxy statement/prospectus describing the Shares will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission, (iii) at the time of the issuance of the Shares, the Company will record or cause to be recorded in its stock ledger the name of the persons to whom such Shares are issued, (iv) the Company will remain duly organized, validly existing and in good standing under Maryland law at the time any Shares are issued, (v) as to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, the persons acting on behalf of the governmental authority have the power and authority to do so, and all actions taken by such persons on behalf of such governmental authority are valid, legal and sufficient, and (vi) all representations, warranties, certifications and statements with respect to matters of fact and other factual information (a) made by public officers, (b) made by officers or representatives of the Company, including certifications made in the Certificate, and (c) in any documents we have reviewed are accurate, true, correct and complete in all material respects.

As to any facts material to our opinion set forth below, without undertaking to verify the same by independent investigation, we have relied exclusively upon the documents reviewed by us, the statements and information set forth in such documents, the Certificate and the additional matters recited or assumed in this letter, all of which we assume to be true, complete and accurate in all respects.

Based upon the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that, when the Commission has declared the Registration Statement effective, the stockholders of Bay Bancorp, Inc. have approved the Merger, the stockholders of the Company have approved the Merger, the Merger has been effected pursuant to and in accordance with the terms and conditions set forth in the Merger Agreement, and the Shares have been issued by the Company in accordance with the terms and conditions of the Merger Agreement and as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is based on and is limited to the Maryland General Corporation Law (including the judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date that the Registration Statement becomes effective, or if we become aware of any facts that might change the opinion expressed herein subsequent to the date the Registration Statement becomes effective.

Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

The opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Registration Statement on Form S-4 and to the references to our firm under the caption “Legal Matters” in the proxy statement/prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5.1, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder. This opinion may not be relied upon for any other purpose, is not intended for the express or implied benefit of any third party other than former stockholders of Bay Bancorp, Inc. that receive the Shares in the Merger, and is not to be used or relied upon for any other purpose, without our prior written consent in each instance.

Very truly yours,

BAKER, DONELSON,
BEARMAN, CALDWELL
& BERKOWITZ, a professional
corporation

By:
/s/ Frank C. Bonaventure
Frank C. Bonaventure
Authorized Representative
4831-4487-1251